                                                                    EXHIBIT 21.1

                           COLLAGEN AESTHETICS, INC.

                   SUBSIDIARIES* OF COLLAGEN AESTHETICS, INC.

     The Registrant owns the following percentages of the outstanding voting securities of the following corporations, which are included in the Registrant's consolidated financial statements.

                                                                PERCENT
                                                             OWNERSHIP OF
                                                              OUTSTANDING
                                                                VOTING
                                                             SECURITIES AT
                                                              AUGUST 25,      JURISDICTION OF
                            NAME                                 1998          INCORPORATION
                            ----                             -------------    ---------------
Collagen International, Inc.................................      100%        Delaware
Collagen Biomedical Pty., Limited**.........................      100%        Australia
Collagen Vertrieb Biomedizischer, Produkte GmbH**...........      100%        Austria
Collagen, S.A.**............................................      100%        Belgium
Collagen Canada, Ltd.**.....................................      100%        Canada
Collagen SARL**.............................................      100%        France
Collagen GmbH**.............................................      100%        Germany
Collagen S.r.l.**...........................................      100%        Italy
Collagen Luxembourg S.A.**..................................      100%        Luxembourg
Collagen B.V.**.............................................      100%        Netherlands
Collagen Biomedical Iberica, S.A.**.........................       90%        Spain
Collagen, S.A.**............................................      100%        Switzerland
LipoMatrix, Incorporated....................................      100%        Virgin Islands
Collagen (U.K) Ltd..........................................      100%        United Kingdom
Collagen International Sales Corporation....................      100%        Virgin Islands
Collagen KK**...............................................      100%        Japan

---------------
 * Excludes certain subsidiaries, which, considered in the aggregate as a single subsidiary, did not constitute a significant subsidiary as of June 30, 1998.

** Subsidiary of Collagen International, Inc.